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                    CERTIFICATION BY CHIEF EXECUTIVE OFFICER

      I, Bruce Cleland, the Chief Executive Officer of Campbell & Company, Inc. as managing operator of The Campbell Fund Trust, certify that (i) the Form 10Q for the quarter ended June 30, 2004 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended June 30, 2004 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

                                 THE CAMPBELL FUND TRUST
                                 By: Campbell & Company, Inc., managing operator

                                 By: /s/ Bruce L. Cleland
                                     -----------------------------
                                     Bruce L. Cleland
                                     Chief Executive Officer
                                     August 13, 2004

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